222 LAKEVIEW AVENUE, SUITE 1500, WEST PALM BEACH, FL 33401

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:
Jay S. Maltby
Chairman and Chief Executive Officer
(561) 655-8977

TODHUNTER INTERNATIONAL, INC., APPOINTS SPECIAL BOARD COMMITTEE

WEST PALM BEACH, FLORIDA—March 19, 2003—Todhunter International, Inc. (AMEX: THT), a leading distiller of rum, brandy and importer and marketer of premium branded spirits, today reported that on March 18, 2003, its Board of Directors approved the formation of a special committee of independent directors to explore the possibility of entering into a “going private” transaction. The special committee is expected to engage an investment banking firm to advise it in connection with this process.  There can be no assurance that any going private transaction will be completed.

Todhunter International, Inc., is a major supplier of rum, brandy and wine to the beverage alcohol industry.  Todhunter also produces vinegar, other alcohol-related products and handcrafted ultra-premium single-barrel aged rums and tropical rums.  Todhunter produces and distributes the Cruzan line of rums from the Virgin Islands.

Statements contained in this press release, other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Todhunter intends that such forward-looking statements shall be subject to the safe harbors created thereby.  These statements involve various risks and uncertainties, including without limitation those contained in the section entitled “Forward-Looking Statements” in Todhunter’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002. As a result, future results may differ materially from the expected results represented by the forward-looking statements contained in this press release.  The forward-looking statements are made as of the date of these statements and Todhunter undertakes no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact:	Jay S. Maltby, Chairman and Chief Executive Officer William J. Viggiano, Assistant Controller (561) 655-8977